Exhibit 10.7

Kaltura                  Master License and Professional Services Agreement (OTT Package)

MASTER LICENSE AND

PROFESSIONAL SERVICES AGREEMENT

This MASTER LICENSE AND PROFESSIONAL SERVICES AGREEMENT together with any Order Form or attachment hereto, is made as of the date of execution (the "Effective Date") and comprises the entire agreement (the "Agreement") by and between Kaltura, Inc. ("Kaltura"), and Zonzia Media Inc. ("Licensee"). Kaltura and Licensee are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

Kaltura and Licensee, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

Capitalized terms throughout this Agreement shall have the following meaning.

a.	"Account" means the account(s) established by Kaltura to provide Licensee access to the Hosted Services in accordance with this Agreement.
b.	"Affiliate" means any entity controlling, under common control with, or controlled by either Party, where "control" means ownership of more than 50% of the equity of such entity.
c.	"Application Programming Interfaces" and "API" shall mean the programmatic access points to the Hosted Services.
d.	"Confidential Information" has the meaning set forth in Section 10.
e.	"Custom Work" means graphical and user-interface changes to the Kaltura Software and/or Hosted Services, created in order to adapt the look and feel of the solution to the specific requirements of Licensee, or any other custom development, implementation and/or integration Professional Services work performed by Kaltura at Licensee's request.
f.	"Documentation" means installation guides and/or other technical instructions, which Kaltura provides to Licensee hereunder, in conjunction with the Kaltura Hosted Services, either in hard copy or electronic copy, and any and all updates thereto.
g.	"DRM" means digital rights management functionality integrated with the Software and/or Hosted Services and powered by Microsoft PlayReady, Google Widevine, or any other third party licensor specified in an applicable Order Form.
h.	"Kaltura Application" means an application developed by Kaltura that makes use of Kaltura Software, code and/or Hosted Services to deliver functionality to sites and/or access APIs.
i.	"Kaltura Hosted Services," "Kaltura Services" or "Hosted Services" shall mean any of Kaltura's solutions, offered to Licensee as a service that runs from Kaltura's datacenter, including, without limitation, databases, metadata, files, and data either used to operate the services or incorporated therein, the system and processes, the Documentation and all corrections, Custom Work, modifications and enhancements (including any and all Intellectual Property pertaining thereto). Hosted Services may include Kaltura Software that is provided to Licensee in order to facilitate access to the Hosted Services. The Hosted Services may access third party web-services, and such access may change from time to time based on the discretion of said third parties or Kaltura.

j.	"Kaltura Software" means software developed by Kaltura, including without limitation, Applications, the "Kaltura Player", the "Kaltura Management Console", "MediaHub", "MediaStore", and "MediaGo", including their respective Documentations, and all corrections, Custom Work, modifications and enhancements thereof, performed or approved by Kaltura.

k.	"Intellectual Property" shall include, without limitation, copyrights, trade-secrets, Marks (as defined in Section 7a below), domain names, patents, know-how, formulation, data, technology, designs, inventions, improvements, discoveries, processes, models or sales, financial, contractual and marketing information and all other intellectual or industrial property and like rights, whether or not registered, and the applications thereof.
1.	"Licensee Content" shall mean any content Licensee makes available to its Users via the Kaltura Hosted Services, except for User Submitted Media.
m.	"Licensee System" means the system owned or licensed by Licensee underlying Licensee's Internet service, and including, without limitation, any and all technology, know-how, trade secrets, inventions, standardized subroutines, computer programs, software tools, processes, coding, works of authorship, development tools and programming techniques which are incorporated therein (excluding Kaltura Software and Hosted Services).
n.	"Order Form" means the form supplied by Kaltura in order for Licensee to order Hosted Services and/or Professional Services under this Agreement. The initial Order Form is attached hereto as Exhibit A.
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o.	"Professional Services" shall mean any implementation work performed under this Agreement, including, integration of the Hosted Services with Licensee's System, as well as any Custom Work.
P.	"Publisher Content" means all of the content uploaded to the Hosted Services via Licensee's Account, including User Submitted Media and Licensee Content.
q.	"SLA" means the Service Level Standards document attached hereto as Exhibit B.
r.	"Specifications" means the criteria for the proper functioning of the Hosted Services and Software set forth in Exhibit C.
s.	"User" means a legal entity or natural person that uses the Software and/or the Hosted Services for online transactions such as viewing, browsing, downloading, uploading, editing and otherwise engaging with the Software or Hosted Services. The term "Users" may be further defined in an applicable Order Form.
t.	"User Submitted Media" shall mean any content created and submitted, or imported by Licensee's Users.

2. SCOPE OF AGREEMENT.

a.	Licensee and its Affiliates may order new or additional Hosted Services and Professional Services by executing an Order Form. Unless otherwise specified in a given Order Form, an Order Form shall be effective upon execution by both Parties.
b.	Unless any provisions hereof are specifically excluded or modified in a particular Order Form hereto, each such Order Form shall be deemed to incorporate therein all the terms and conditions of this Agreement and may contain such additional terms and conditions as the Parties may mutually agree. Unless specifically noted, the terms and conditions contained in a particular Order Form shall apply exclusively to the particular combination of Hosted Services and Kaltura Software described in such Order Form and shall have no effect on any other Order Form. In the event of a conflict between any of the provisions of this Agreement and the terms and conditions of a specific Order Form, the provisions of the specific Order Form shall prevail. Neither Party shall have any obligation with respect to any Hosted Services, including payment, delivery and/or acceptance thereof until an Order Form setting forth the specific terms with respect to such Hosted Services has been executed by both Parties.

3. PERSONNEL.

a.	Service Providers. Each Party shall remain at all times liable and responsible for the actions and omissions of all subcontractors that it may use in connection with the Hosted Services or this Agreement and agrees that such subcontractor(s) shall be subject to substantially similar obligations, including the confidentiality obligations, as set forth in this Agreement.

4. THE LICENSE; OWNERSHIP.

a.	License to the Hosted Services and the Kaltura Software. Subject to the terms and conditions of this Agreement, upon the execution of an applicable Order Form, Kaltura will grant to Licensee, for the term of this Agreement, a worldwide, non-exclusive, nontransferable, non-sublicensable (except to Licensee's Users as set forth herein) limited right and license, the scope of which shall be defined in the applicable Order Form(s), to access the Kaltura Hosted Services and the Kaltura Software described in the applicable Order Form(s) in accordance with their respective specifications, solely (i) for its own internal use; and (ii) for the purpose of sublicensing Hosted Services to Licensee's Users. Licensee shall make no other access or use of the Kaltura Hosted Services or the Kaltura Software except as expressly granted hereunder, without the prior written consent of Kaltura. All rights not expressly granted herein with respect to the Kaltura Software and the Kaltura Hosted Services, are reserved to Kaltura. Nothing contained herein shall limit Kaltura's right to license or otherwise distribute or make available Kaltura Hosted Services, in whole or in part, to any third party. Licensee hereby grants Kaltura a worldwide, royalty-free, transferable, non-exclusive license to: (i) deliver Publisher Content in accordance with the preferences set by Licensee using its Account; (ii) secure, encode, reproduce, host, cache, route, reformat, analyze and create algorithms and reports based on access to and use of Publisher Content; (iii) use, exhibit, broadcast, publish, publicly display, make available, publicly perform, distribute, promote, copy, store or reproduce Publisher Content on or through the Hosted Services or otherwise perform any action required in order to fulfill its obligations hereunder; and (iv) utilize Publisher Content to test Kaltura's internal technologies and processes.

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b.	Ownership. The Parties expressly understand and agree that: (i) the Kaltura Hosted Services, the Kaltura Software(s), Kaltura's Confidential Information, and all Intellectual Property with respect to the foregoing, are and shall remain the sole and exclusive property of Kaltura; and (ii) the Licensee System, Licensee's Confidential Information, Licensee Content and all Intellectual Property with respect to the foregoing are and shall remain the sole and exclusive property of Licensee.
c.	Protection of Rights. Both Parties shall cooperate with each other in protecting their respective rights in the Kaltura Software(s), the Kaltura Hosted Services, Licensee System, and Licensee Content, including their Intellectual Property and Confidential Information. Without limiting the foregoing, each Party agrees to notify the other Party promptly in the event that such Party becomes aware of any infringement of any such rights held by the other Party. Each Party shall exclusively have the right, in its sole discretion, to prosecute lawsuits against any third party for infringement of its rights and the other Party shall fully cooperate with it, at such Party's (whose rights have been infringed upon) expense, in the prosecution of any such suit, demand or claim.
d.	Publisher Content. Kaltura does not endorse any Publisher Content or any opinion, recommendation, or advice expressed therein, and Kaltura expressly disclaims any and all liability in connection with Publisher Content. Licensee shall ensure that its Accounts are not used in connection with copyright infringing activities, any infringement of intellectual property rights, and/or any illegal or offensive content. Licensee acknowledges and agrees that Kaltura does not screen or review Publisher Content on the Hosted Services to determine whether it contains false or defamatory material, or material that is infringing, inaccurate, misleading, offensive, indecent, objectionable, invasive of another's privacy or publicity rights. Under no circumstances will Kaltura be liable in any way for any Publisher Content, including, but not limited to, any defamation, falsehoods, errors or omissions associated with such Publisher Content, or for any loss or damage of any kind incurred as a result of the use or publication of any such content posted, delivered, emailed or otherwise transmitted via the Hosted Services. If notified in writing that such content infringes on any third party's intellectual property rights, Kaltura will promptly notify (e-mail sufficing) Licensee of such infringement, and provided that such writing includes all of the elements of notification set forth in 17 U.S.C. § 512(c)(1), Kaltura may remove any allegedly infringing Publisher Content to the extent necessary to take advantage of the safe harbor provisions of the Digital Millennium Copyright Act (17 U.S. Code § 512).

5. FEES.

a.	Fees and Payment Schedule. Licensee shall pay Kaltura the fees set forth in the Order Form, in accordance with any additional payment terms set forth therein. Payment for all invoices is due within thirty (30) days of Licensee's receipt of a given invoice. Any setup fees shall be invoiced upon execution of the Order Form. Recurring subscription fees shall be invoiced on the date set forth in the Order Form. All fees are exclusive of VAT and any other applicable sales tax.

b.	Currency; Interest. Unless otherwise specified in the applicable Order Form, Licensee shall pay all fees and other amounts due pursuant to this Agreement and applicable Order Forms solely and exclusively in US Dollars. Any late payment shall accrue interest at the monthly rate of one percent (1%) on any outstanding balance from the due date, or the maximum rate permitted by law, whichever is less.
c.	Taxes. All payments hereunder are exclusive of any and all applicable sales, use, excise, import, export, value-added and similar taxes and governmental charges.
d.	Professional Services. Unless otherwise specified in an applicable Order Form, Professional Services fees will be charged on a fixed fee basis, with payment in full due upon execution of the Order Form. In the case of Professional Services fees charged on a per hour basis, Licensee shall be responsible for any Professional Services hours it requires beyond the initial amount purchased in an applicable Order Form. Implementation of final deliverables may be dependent on Licensee making assets and internal resources available to Kaltura. Professional Services fees shall be non-refundable. Licensee is responsible for actual and reasonable travel expenses associated with travel to Licensee's premises in connection with any Professional Services rendered under this Agreement. Kaltura charges effective hourly rates for all travel time in excess of three (3) hours per outgoing and return journey. Kaltura will bill Licensee for reasonable and necessary incurred expenses through standard invoicing. Travel and expense costs are not included within any time and materials estimates.

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e.	Non-Payment and Suspension. In the event of nonpayment, or late payment, Kaltura reserves the right to suspend or terminate Licensee's access to the Hosted Services following written notice that has not been cured within thirty (30) days of the date of such notice. Kaltura shall not be liable for any damages suffered by Licensee as a result of such suspension or termination. Kaltura will continue to invoice Licensee for the fees specified in the applicable Order Form during any period of service suspension due to Licensee's nonpayment or late payment.
f.	DRM. Notwithstanding anything to the contrary in this Agreement, if any Kaltura DRM licensor ceases to provide DRM services, in whole or in part, or otherwise materially changes the manner or scope in which it provides such services to Kaltura (including, without limitation, by changing the fee structure for usage of such services), Licensee shall be exclusively responsible for all fees and/or expenses associated with obtaining and implementing replacement DRM services.

6. DELIVERY AND ACCEPTANCE

a.	Kaltura will perform the implementation and customization Professional Services set forth in Exhibit C, in accordance with the Specifications and delivery schedule set forth therein. Kaltura shall provide written notice to Licensee (the "Acceptance Test Procedure ("ATP") Notice") when the relevant deliverables are ready for the commencement of acceptance tests. Acceptance testing shall be conducted by Licensee starting no later than five (5) business days from the delivery of the ATP Notice and lasting for a period not to exceed twenty-one (21) days thereafter.

b.	If a deliverable fails to meet the Specifications, Licensee shall issue to Kaltura a notice of such failure, including a detailed written explanation of how to reproduce the situation in which the applicable deliverable fails to comply with the Specifications, and Kaltura, at its expense, shall correct the defects as soon as practicable. Only problems reported within the initial ATP period will be considered as limiting the acceptance of the deliverable. After the correction of the deliverable(s), Licensee shall continue the ATP procedure for an additional period of fourteen (14) days only in respect to problems reported within the initial period of the ATP. The procedures set forth in this paragraph shall repeat until the deliverables have been accepted in accordance with subsection (c) below.
c.	Upon completion of the ATP, Licensee shall sign an acceptance acknowledgement in a form to be provided by Kaltura, evidencing the successful completion of the acceptance test. Such form shall be signed and returned to Kaltura no later than one (1) business day after the completion of the ATP. Notwithstanding the foregoing, Licensee shall be deemed to have accepted the deliverables upon the occurrence of the earlier of the following: (i) Licensee has made the deliverables, Software, and/or Hosted Services, or any part thereof, available to Users in production; (ii) the passing of a period of fourteen (14) days from the date of the ATP Notice, in the event the acceptance tests did not commence or were not diligently conducted; or (iii) the submission of an end user application to the applicable third party download portal (i.e., the Apple 'App Store' or similar application download portal).

7. TRADEMARKS.

a.	License of Marks. During the term of this Agreement, each Party hereby grants to the other Party subject to the terms and conditions of this Agreement, a limited, royalty-free, non-exclusive, non-transferable, non-sublicensable, worldwide right and license to use and display, solely to the extent necessary for the other Party to perform its obligations hereunder, such Party's trade names, trademarks, service marks and associated logos and other promotional materials ("Marks"). Each Party will attribute the Marks of the other Party used pursuant to this Section with a statement to the effect that the other Party owns such Marks.
b.	Reservation of Rights in Marks. Each Party will retain all right, title and interest in and to its Marks, and all goodwill associated with use of such Marks will inure solely to its benefit. All use of a Party's Marks by the other Party shall conform to good trademark usage practice or any reasonable trademark usage guidelines or instructions that such Party may provide to the other Party from time to time.

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8. REPRESENTATIONS AND WARRANTIES.

a.	Mutual Representations and Warranties. Each Party represents and warrants to the other Party for the duration of the term hereof that:

i	Authority to Conduct Business. It has all powers and authority necessary to own, operate and lease its assets and properties and to carry on its business as now being conducted.

ii.	Corporate Authority. It has sufficient powers and authority to enter into this Agreement and to perform its obligations hereunder and grant the rights granted to the other Party hereunder.
iii.	No Violation. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not violate or result in a breach by such Party of its articles of incorporation or bylaws, any other agreement or understanding to which it is a party, or any lien, resolution, legal or administrative order or statutory provisions to which it is subject.
iv.	Applicable Law. It will comply with all applicable laws and regulations governing the performance of its obligations under this Agreement, including without limitation, applicable export regulations and data protection regulations.
b.	Kaltura's Warranties. Kaltura represents and warrants to Licensee that (i) it will provide any Professional Services rendered hereunder with reasonable skill and care, using appropriately qualified personnel; (ii) the Software and Hosted Services provided hereunder shall perform materially in accordance with the Documentation and the Specifications; (iii) it will provide support for the Software and Hosted Services in accordance with the SLA; and (iv) Kaltura owns or has the legal right to license the combination of Software and Hosted Services set forth in any applicable Order Form.
c.	No Warranty to Third Parties. NOTHING IN THIS AGREEMENT IS INTENDED TO CONSTITUTE OR CREATE ANY REPRESENTATION OR WARRANTY BY KALTURA TO LICENSEE'S USERS, OR ANY OTHER THIRD PARTY, DIRECTLY OR AS A THIRD PARTY BENEFICIARY, WITH RESPECT TO THE KALTURA SOFTWARE, HOSTED SERVICES, PUBLISHER CONTENT, PROFESSIONAL SERVICES OR OTHERWISE.
d.	Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, KALTURA MAKES NO, AND HEREBY SPECIFICALLY DISCLAIMS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, QUIET ENJOYMENT, OR NONINFRINGEMENT, AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9. LIMITATION OF LIABILITY; INDEMNIFICATION.

a.	OTHER THAN IN CONNECTION WITH A BREACH OF LICENSEE'S PAYMENT OBLIGATIONS TO KALTURA HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION LOST REVENUES OR LOST PROFITS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT), TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN WARNED IN ADVANCE OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. IN NO EVENT SHALL EITHER PARTY'S MAXIMUM LIABILITY UNDER THIS AGREEMENT (OTHER THAN IN CONNECTION WITH A BREACH OF LICENSEE'S PAYMENT OBLIGATIONS TO KALTURA HEREUNDER) EXCEED THE AMOUNTS ACTUALLY PAID BY LICENSEE TO KALTURA PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY. THE LIMITATION OF LIABILITY SET FORTH IN THIS PARAGRAPH DOES NOT APPLY IN CASES OF WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE, OR IN CONNECTION WITH EITHER PARTY'S CONFIDENTIALITY OR INDEMNIFICATION OBLIGATIONS.

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b.	Indemnification for Intellectual Property Infringement. Kaltura shall defend, indemnify and hold Licensee (including its directors, officers and employees) harmless from and against any and all liabilities, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) against Licensee that arise in connection with any third party claim, action, suit, or proceeding alleging that the Kaltura Hosted Services, or the Kaltura Software infringes a valid copyright, trademark, trade secret, or patent issued as of the Effective Date ("Claim"); provided, however, that Licensee shall give prompt written notice of any Claim to Kaltura, shall provide such information and assistance as reasonably requested by Kaltura in its negotiation, defense or settlement of such Claim, and that Kaltura shall have sole control over the defense of such Claim.
d.	Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, KALTURA MAKES NO, AND HEREBY SPECIFICALLY DISCLAIMS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, QUIET ENJOYMENT, OR NONINFRINGEMENT, AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

i	Additional Remedy. If a Claim may be or has been asserted, Kaltura may, in its sole discretion, at its expense and to the extent reasonably possible: (i) procure Licensee the right to continue using the Kaltura Software, Hosted Services, or the Kaltura Marks, as the case may be; or (ii) replace or modify them to eliminate the infringement while providing functionally equivalent performance.

ii.	Limitation. Notwithstanding anything to the contrary herein, Kaltura will have no indemnity obligation to Licensee for any Claim that results from or relates to: (i) the use of the Kaltura Hosted Services and/or the Kaltura Software in a manner not in accordance with this Agreement; or (ii) where the infringement results from the combination of the Kaltura Software and/or the Hosted Services with a third party's systems, products or services (other than the Licensee System, if the combination was performed by Kaltura), where the Kaltura Software and/or Hosted Services, standing alone, would not have infringed upon a third party's rights.

iii.	THIS SECTION 9B STATES KALTURA'S ENTIRE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY FOR CLAIMS RELATING TO INTELLECTUAL PROPERTY INFRINGEMENT.

c.	Notwithstanding Section 9a above, Licensee agrees to indemnify, defend, and hold Kaltura, its subsidiaries and affiliates, and/or their respective directors, officers, shareholders and employees, harmless to the fullest extent allowed by law regarding all matters related to Publisher Content, including but not limited to any claims regarding inaccurate, offensive, indecent, libelous, defamatory, invasive of another's privacy or publicity rights, objectionable or infringing content.

10. CONFIDENTIAL INFORMATION.

a.	Confidential Information. Each Party acknowledges and agrees that, in the course of this Agreement and the Parties' relationship, it may be given access to or may otherwise obtain Confidential Information belonging or pertaining to the other Party. For purposes hereof, the term "Confidential Information" shall include nonpublic information about the disclosing Party's business or activities that is proprietary and confidential, including, without limitation, all business, financial, technical and other information of a party marked or designated as "confidential" (or some similar designation) or that, by its nature or the circumstances surrounding its disclosure, should reasonably be regarded as confidential. Each Party hereby agrees to (i) use the Confidential Information of the disclosing Party solely for the purpose of performing its obligations under this Agreement; (ii) hold the other Party's Confidential Information in strict confidence, and; (iii) not disclose such Confidential Information, or any part thereof, to any third party, except those of its officers, employees or professional advisors with a strict "need to know" in order for the receiving Party to perform its obligations hereunder; provided that such officers, employees or professional advisors shall, prior to any disclosure, have agreed by signed writing or otherwise be bound to confidentiality obligations no less strict than those described herein.

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b.	Exclusions. Confidential Information shall not include (i) any information already rightfully in the public domain at the time of its disclosure, or subsequently released into the public domain by the disclosing Party; (ii)any information already rightfully in the possession of the receiving Party at the time of its disclosure by the disclosing Party without an obligation to maintain its confidentiality; (iii) any information that is independently developed by the receiving Party without use of or reference to any Confidential Information of the disclosing Party, in either case such fact being proven through documentary evidence; (iv) information obtained by the receiving Party from a third party not in breach of any confidentiality obligations to the disclosing Party; or (v) information required to be disclosed by law, a court order or competent government authority, provided that in such case the receiving Party shall promptly inform the disclosing Party of such requirement of disclosure prior to the disclosure such that the disclosing Party has an opportunity to object to the production or disclosure through seeking a protective order.

c.	Each Party (as the receiving Party) acknowledges that the disclosing Party considers its Confidential Information to contain trade secrets of the disclosing Party and that any unauthorized use or disclosure of such information would cause the disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, each Party (as receiving party) acknowledges and agrees that the disclosing Party will be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the receiving Party's obligations hereunder with respect to the Confidential Information of the disclosing Party, in addition to such further injunctive relief as any court of competent jurisdiction may deem just and proper.

11. TERM AND TERMINATION.

a.	Term of this Agreement. This Agreement shall be effective as of the Effective Date and shall remain in force for as long as there is an executed Order Form in effect, unless terminated as set forth herein ("Master Agreement Term"). Notwithstanding the above it is acknowledged by the Parties that each Order Form may be in effect only for a specific period of time ("Order Form Initial Term") as set out in each respective Order Form. Furthermore, it is acknowledged that the Parties may set out such period of time for which the Hosted Services and/or Professional Services under such Order Form may be extended ("Order Form Renewal Term") after the expiry of the Initial Term or Renewal Term, as the case may be.
b.	Termination. This Agreement and its applicable Order Forms may be terminated as follows:
i.	By either Party, upon thirty (30) days' prior written notice to the other Party (specifying in reasonable detail the nature of the material breach), if such other Party materially breaches this Agreement and fails to cure such breach within such thirty (30) day period.
ii.	By either Party, immediately upon written notice to the other Party, if: (i) a receiver is appointed for such other Party or its property, (ii) such other Party makes a general assignment for the benefit of its creditors, (iii) any proceedings are commenced by, for, or against such other Party under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of such other Party's debts, and such proceeding affects the quality of services such Party provides under this Agreement, or (iv) such other Party is liquidated or dissolved.

c.	Effect of Termination. Immediately upon any termination of this Agreement or its applicable Order Forms: (i) Licensee shall pay to Kaltura any and all amounts then due and outstanding under this Agreement; (ii) all rights and licenses granted hereunder, and all obligations and covenants imposed hereunder, shall immediately cease, except as otherwise expressly provided herein; and (iii) each Party shall: (a) stop using all Confidential Information, Marks and/or any other proprietary materials of the other Party then under its possession or control (including, without limitation, the Kaltura Software and Licensee System, as applicable); (b) erase or destroy all such Confidential Information, Marks and/or any other proprietary materials residing in any computer memory or data storage apparatus; and (c) at the option of such other Party, either destroy or return to such other Party all such Confidential Information, Marks and/or any other proprietary materials in tangible form and all copies thereof. Any such destruction referenced in (b) or (c) above shall be, upon request, certified in writing to the disclosing Party by an authorized officer of the receiving Party supervising such destruction. Notwithstanding anything to the contrary in this Agreement, neither Party shall be obligated to return or destroy Confidential Information of the other Party if, and only to the extent that, the retention of such Confidential Information is required by any applicable law, regulation, policy, or internal compliance procedure relating to the retention or automatic archiving of files and data. For the avoidance of doubt, any such retained Confidential Information shall remain subject to the confidentiality obligations set forth in this Agreement.

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d.	Survival. The following provisions shall survive any termination of this Agreement: Sections 3, 4b, and 912.

12. GENERAL TERMS.

a.	Marketing and Press Release. Licensee agrees that Kaltura may list Licensee as a customer on the Kaltura website. The Parties shall issue a mutually agreed upon press release following the signing of this Agreement. No news releases or public announcements relating to this Agreement, its existence, its subject matter, or its terms and conditions shall be made by either Party without the prior written consent of the other Party.
b.	Compliance with Export Control Laws. Licensee shall not download, access, use, or otherwise export or re-export the Software, the Hosted Services or any underlying information or technology related to the Software and/or Hosted Services except in full compliance with all United States export control laws and their implementing regulations.
c.	Relationship of the Parties. Each Party to this Agreement shall be deemed to be an independent contractor of the other Party. Nothing contained herein or in any other writing shall imply any partnership, joint venture, agency or master/servant relationship between the Parties and neither Party shall have the power to obligate or bind the other in any manner whatsoever.
d.	Force Majeure. Except as otherwise expressly provided in this Agreement, neither Party shall be liable for any breach of this Agreement, other than any default in payment obligations, for any delay or failure of performance resulting from any cause beyond such Party's reasonable control.
e.	Amendment. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of Kaltura and Licensee.
f.	Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder, whether by contract, operation of law or otherwise, without the other Party's prior written approval. Any attempt to do so without such approval shall be void. Subject to the foregoing restriction, this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Agreement, neither Party need obtain the consent of the other Party prior to assigning the right to receive payment under this Agreement, or prior to assigning this Agreement (a) to an Affiliate of the assigning Party, or (b) to any third party acquiring all or substantially all of the assets relating to this Agreement or a controlling interest in the voting stock or voting interest of the assigning Party or any controlling Affiliate of the assigning Party.

g.	Notice. All notice required to be given under this Agreement must be given in writing and delivered either by hand, e-mail, certified mail (return receipt requested, postage pre-paid) or nationally recognized overnight delivery service (all delivery charges prepaid) and addressed, if to Licensee, to the contact identified in the Order Form completed by Licensee and, if to Kaltura, to Kaltura, Inc., 250 Park Avenue South, 10th Floor, New York, NY 10003, Attn: General Counsel.
h.	Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby, and (ii) such provision or provisions shall be reformed without further action by the Parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.
i.	Governing Law; Jurisdiction. The validity, interpretation, enforceability, and performance of this Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. The Parties hereby agree to submit to the exclusive jurisdiction of the courts of New York.

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j.	Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any individual or entity other than the Parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

k.	Titles and Headings. The titles and headings of the Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.
1.	Entire Agreement. This Agreement: (i) constitutes the final and complete agreement between the Parties; and (ii) represents the entire agreement between the Parties and supersedes all prior agreements, conversations, negotiations, understandings, term sheets, letters of intent, and confidentiality agreements relating to the subject matter contained herein, including any preprinted terms on any ordering documents. Each Party acknowledges and agrees that, other than those expressly set forth in this Agreement, neither Party has made or will make any representation, and neither Party has relied or will rely on any representation.
m.	Counterparts. This Agreement may be executed in any number of counterparts. All counterparts, taken together, will constitute one agreement.
n.	Waiver. The failure of either Party to enforce at any time, or for any period of time, the provisions of this Agreement shall not be interpreted to be a waiver of such provisions or of the right of such Party to enforce each and every such provision.

13. This Agreement shall come into effect between the Parties only upon execution by both Parties.

IN WITNESS WHEREOF, intending to be legally bound, the Parties have caused this Agreement to be executed by their authorized representatives as of the date indicated below.

Kaltura, Inc.	Zonzia Media, Inc.

Signature: /s/ Michal Tsur	Signature: /s/ Myles A. Pressey III

Name: Michal Tsur	Name: Myles A. Pressey III

Title: President	Title: Chairman

Date: 8/2/15	Date: 8/4/15

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